                                                                    Exhibit 28.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 11-K



(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
     1934

For the fiscal year ended December 31, 1998

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from ________________________to____________________

Commission file number 0-14365

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

       ATGI 401(K) PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

       ALPHA TECHNOLOGIES GROUP, INC.
       306 Pasadena Avenue
       South Pasadena, CA  91030

REQUIRED INFORMATION



Item 1. The audited statements of financial condition (Statements of Net Assets Available for Benefits) as of December 31, 1998 and 1997 are set forth on page F-2.

Item 2. The audited statements of income and changes in plan equity (Statements of Changes in Net Assets Available for Benefits) for the year ended December 31, 1998 are set forth on page F-3.

Item 3. The statements required by Items 1 and 2 were prepared in accordance with the applicable provisions of Article 6A of Regulation S-X (17 CFR 210.6A-01-.6A-05).

Item 4.  Not applicable.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ATGI 401(K) PLAN



                              By: /s/ STEVE E. CHUPIK
                                  -----------------------------
                                  Steve E. Chupik
                                  Trustee of the Plan

Date:  June 28, 1999

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Trustees of the
ATGI 401(K) PLAN

     We have audited the accompanying statement of net assets available for benefits of the ATGI 401(k) Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at December 31, 1998 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Melton & Melton, L.L.P.

Houston, Texas
April 30, 1999

                                ATGI 401(K) PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 1998 AND 1997


                                                        1998         1997
                                                        ----         ----
                        ASSETS
                        ------
Investments:
        Alpha Technologies Group, Inc.,
          Common Stock (at market), 248,379 and
          200,236 shares at December 31, 1998
          and 1997, respectively                     $  380,331   $  775,916

        Connecticut General Life Insurance
          Company (a CIGNA company) accounts
          at contract value:

                 Guaranteed Short-Term Account          371,761      376,592
                 Guaranteed Long-Term Account         2,770,898    2,702,471


        Connecticut General Life Insurance
          Company (a CIGNA company) accounts
          at market value:

                 Stock Market Index Account           1,405,743    1,089,992
                 Growth Opportunities Account         1,881,658    1,636,295
                 Janus Fund                             642,302      271,825
                 PBHG Growth Fund                       416,604      304,800
                 American Century Fund                   47,458       32,432
        Participant loans                               299,054      258,762
                                                     ----------   ----------
                         Total investments            8,215,809    7,449,085
                                                     ----------   ----------
Receivables:
        Employer contributions                           36,755       41,054
        Participant contributions                        89,581      114,528
                                                     ----------   ----------
                         Total receivables              126,336      155,582
                                                     ----------   ----------
Cash                                                         25        3,789
                                                     ----------   ----------
            Total assets                              8,342,170    7,608,456
                                                     ----------   ----------

                      LIABILITIES
                      -----------
Due to participants                                           -       22,830
Administrative fees payable                               4,045        2,960
                                                     ----------   ----------
 Total liabilities                                        4,045       25,790
                                                     ----------   ----------
 Net assets available for
  benefits                                           $8,338,125   $7,582,666
                                                     ==========   ==========



                      (See Notes to Financial Statements)

                                ATGI 401(K) PLAN
                       STATEMENT OF CHANGES IN NET ASSETS
                             AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998



ADDITIONS TO NET ASSETS:
    Participant contributions                      $1,335,528
    Employer contributions                            325,069
                                                   ----------
                                                    1,660,597

    Interest and dividend income                      196,359
                                                   ----------
        Total additions                             1,856,956
                                                   ----------
DEDUCTIONS FROM NET ASSETS:
    Benefit payments                                1,343,778
    Commissions and fees paid by
     participants                                      29,315
    Administrative expenses                            33,914
                                                   ----------
        Total deductions                            1,407,007
                                                   ----------

Net realized and unrealized
  appreciation in fair market
  value of investments                                305,510
                                                   ----------
        Increase in net assets                        755,459

NET ASSETS AVAILABLE FOR BENEFITS:
    Balance, December 31, 1997                      7,582,666
                                                   ----------

    Balance, December 31, 1998                     $8,338,125
                                                   ==========


                      (See Notes to Financial Statements)

                                ATGI 401(K) PLAN
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998



NOTE 1 - DESCRIPTION OF THE PLAN

    GENERAL

        The ATGI 401(k) Plan (the "Plan"), for employees of Alpha Technologies Group, Inc. and its subsidiaries (the "Company"), is a defined contribution profit sharing plan, established November 1, 1977.

    ELIGIBILITY

        All employees are eligible to participate in the Plan without regard to minimum age or service requirements. The employee must be employed on the following entry dates in order to participate: January 1, April 1, July 1, or October 1.

    DISTRIBUTIONS

        A participant or beneficiary shall be immediately vested upon death, retirement or termination of employment due to total and permanent disability. Normal retirement age under the Plan is age 59. Upon an employee's termination or retirement, the funds in their account are distributed in the form of an annuity, cash or stock.

        The statement of net assets available for benefits as of December 31, 1998 and 1997, includes amounts pending distribution to participants of $43,170 and $34,431, respectively. (See Note 6 - Reconciliation of Financial Statements to Form 5500.)

        If a participant terminates employment prior to normal retirement age for any reason other than death or disability, the participant's interest in Company contributions to the Plan vests as follows:


                                                Percent Of
                                              Nonforfeitable
             Years Of Service                   Interest
             ----------------                 --------------
      Less than one year                             0%
      One year                                      20
      Two years                                     40
      Three years                                   60
      Four years                                    80
      Five years                                   100

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

      FORFEITURES

          After a participant's employment is terminated, any nonvested portion of the participant's account can be used to offset administrative fees and the Company's matching contribution, thus reducing future employer contributions. Forfeitures included in net assets available for benefits at December 31, 1998 and 1997 amounted to $17,811 and $138,721, respectively. During the plan year ended December 31, 1998, the Company used $110,088 of forfeiture monies for employer contributions.

      CONTRIBUTIONS

          The Company's matching contribution is a discretionary amount to be determined in advance each month by the Company. For 1998, the matching contribution was equal to 50 percent of each participant's contribution not to exceed 6 percent of the participant's compensation. The Company may also make an additional discretionary contribution as determined by the Board of Directors. No additional discretionary contribution was made for the year ended December 31, 1998. Each participant's contribution is based upon a percentage of annual compensation determined by the individual and is limited to the lesser of 15 percent of the participant's compensation for the year or $10,000 in 1998, as adjusted by the Internal Revenue Service for changes in the cost-of-living pursuant to Section 402(g)(5) of the Internal Revenue Code. Each participant may also contribute up to 10 percent of total compensation on an after-tax basis. The combined pretax and after-tax contributions cannot exceed the Plan's limitations. Participants are at all times fully vested in their contributions and the appreciation or depreciation thereon.

      PARTICIPANT LOANS

          Plan participants may borrow Plan assets up to a maximum of the lesser of $50,000 or 50 percent of their vested account balance in the Plan. Loans are repaid in level installments through payroll deductions for periods ranging up to five years or up to 15 years for the purchase of a primary residence. The loans are secured by the participant's account to the extent of the principal amount of the loan plus accrued interest.

      TERMINATION OF THE PLAN

          Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of Plan termination, participants will become 100 percent vested in their accounts.

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998



NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

      INVESTMENT OF FUNDS

          There are eight funds in which participants can invest contributions and in which other amounts are credited to participants' accounts as of December 31, 1998:

          ATGI Stock Fund - A fund that maintains a brokerage account with Merrill Lynch and invests solely in the common stock of Alpha Technologies Group, Inc.

          Guaranteed Short-Term Account - A CIGNA fixed-income investment account that invests primarily in Treasury securities, U.S. Government securities, certificates of deposit, time deposits, repurchase agreements and commercial paper issued by major domestic and foreign corporations.

          Guaranteed Long-Term Account - A CIGNA fixed-income investment account that invests primarily in commercial mortgages and private and public bonds with an average life of 5.8 to 7.3 years.

          Stock Market Index Account - A CIGNA pooled stock market index account that is constructed to reflect the composition of the Standard and Poor's 500 index.

          Growth Opportunities Account - A CIGNA separate account that invests in the Fidelity Advisor Growth Opportunities Fund. The fund seeks to provide capital growth by investing primarily in common stocks and securities convertible into common stock.

          Janus Fund - A CIGNA separate account that seeks long-term growth of capital by investing primarily in a diversified portfolio of common stock.

          PBHG Growth Fund - A CIGNA separate account which seeks capital appreciation by investing primarily in common stock and securities convertible into common stock of small capitalization companies.

          American Century Fund - A CIGNA separate account that seeks capital growth over time by investing in common stock.

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING

          The accounting records of the ATGI 401(k) Plan are maintained on the cash basis; however, the financial statements have been prepared on the accrual basis of accounting.

      ADMINISTRATIVE EXPENSES

          Administrative expenses of the Plan are paid by the Plan. Forfeitures of any nonvested portion of a participant's account can be used to offset administrative fees.

      INVESTMENTS

          Pursuant to the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA, the Plan reports investments in the financial statements at current market value in accordance with generally accepted accounting principles. As of December 31, 1998 and 1997, the ATGI Stock Fund is stated at aggregate market value based on quoted market prices for the last trading day of the Plan year. All other funds, except the Guaranteed Short-Term Account and the Guaranteed Long-Term Account, which are stated at contract value, as of December 31, 1998 and 1997 are stated at aggregate market value as determined by CIGNA.

      INCOME TAXES

          The Plan obtained its latest determination letter on February 27, 1995 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

      ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998



NOTE 3 - INVESTMENTS

      During the year ended December 31, 1998, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:


Alpha Technologies Group, Inc.
  Common Stock                          $(503,659)
CIGNA Stock Market Index Account          293,858
CIGNA Growth Opportunities Account        368,217
CIGNA Janus Fund                          144,784
CIGNA PBHG Growth Fund                      9,385
CIGNA American Century Fund                (7,075)
                                        ---------
                                        $ 305,510
                                        =========


          Investments that represent 5 percent or more of the Plan's net assets at December 31, 1998 and 1997, are separately identified below:

                                                        Market Or
                                                      Contract Value
        Identity Of                                ----------------------
       Party Involved            Description          1998        1997
       --------------            -----------       ----------  ----------
ATGI Stock Fund              Equity securities     $        -  $  775,916

CIGNA Guaranteed Short-      Fixed-income
  Term Account                 investment account           -     376,592

CIGNA Guaranteed Long-       Fixed-income
  Term Account                 investment account   2,770,898   2,702,471

CIGNA Stock Market           Pooled stock market
  Index Account                index account        1,405,743   1,089,992

CIGNA Growth                 Capital appreciation
  Opportunities Account        investment account   1,881,658   1,636,295

CIGNA Janus Fund             Capital appreciation
                               investment account     642,302           -

                               ATGI 401(k) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               December 31, 1998


NOTE 4 - NET ASSETS AVAILABLE FOR BENEFITS


       The net assets available for benefits as of December 31, 1998 and 1997 consist of the following:

                                                             December 31, 1998
                              ---------------------------------------------------------------------------------
                                                                    CIGNA
                                           CIGNA        CIGNA       Stock
                               ATGI      Guaranteed   Guaranteed    Market        Growth                 PBHG
                               Stock     Short-Term   Long-Term     Index     Opportunities   Janus     Growth
                               Fund       Account      Account      Account      Account       Fund      Fund
                               -----     ----------   ----------    -------   -------------   -----     ------
          ASSETS
          ------
Investments:
Investments, at market          $380,331                           $1,405,743   $1,881,658   $642,302   $416,604
Investments, at contract
 value                                     $371,761   $2,770,898
Participant loans
                                --------   --------   ----------   ----------   ----------   --------   --------
    Total investments            380,331    371,761    2,770,898    1,405,743    1,881,658    642,302    416,604
                                --------   --------   ----------   ----------   ----------   --------   --------
Receivables:

Employer contributions               513      1,882        6,343        7,214        7,066      4,283      2,192
Participant contributions            970      4,571       18,384       16,334       19,726     13,532      5,056
                                --------   --------   ----------   ----------   ----------   --------   --------
    Total receivables              1,483      6,453       24,727       23,548       26,792     17,815      7,248
                                --------   --------   ----------   ----------   ----------   --------   --------
Cash                                             25
                                --------   --------   ----------   ----------   ----------   --------   --------
    Total assets                 381,814    378,239    2,795,625    1,429,291    1,908,450    660,117    423,852
                                --------   --------   ----------   ----------   ----------   --------   --------
          LIABILITIES
          -----------
Administrative fees payable                                4,045
                                                      ----------
        Total liabilities                                  4,045
                                --------   --------   ----------   ----------   ----------   --------   --------
        Net assets available
          for benefits          $381,814   $378,239   $2,791,580   $1,429,291   $1,908,450   $660,117   $423,852
                                ========   ========   ==========   ==========   ==========   ========   ========


                                      December 31, 1998
                                ------------------------------
                                 American
                                 Century              Total
                                  Fund     Loans     For Plan
                                --------   -----     --------
Investments:
Investments, at market          $47,458              $4,774,096
Investments, at contract                              3,142,659
 value                                    $299,054      299,054
Participant loans               -------   --------   ----------
    Total investments            47,458    299,054    8,215,809
                                -------   --------   ----------
Receivables:
Employer contributions            7,262                  36,755
Participant contributions        11,008                  89,581
                                -------              ----------
    Total receivables            18,270                 126,336
                                -------              ----------
Cash                                                         25
                                -------   --------   ----------
    Total assets                 65,728    299,054    8,342,170
                                -------   --------   ----------

          LIABILITIES
          -----------
Administrative fees payable                               4,045
                                ------    --------   ----------
        Total liabilities                                 4,045
                                                     ----------
        Net assets available
          for benefits          $65,728   $299,054   $8,338,125
                                =======   ========   ==========

                               ATGI 401(k) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               December 31, 1998




NOTE 4 - NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                                             December 31, 1997
                              ---------------------------------------------------------------------------------
                                                                    CIGNA
                                           CIGNA        CIGNA       Stock
                               ATGI      Guaranteed   Guaranteed    Market        Growth                 PBHG
                               Stock     Short-Term   Long-Term     Index     Opportunities   Janus     Growth
                               Fund       Account      Account      Account      Account       Fund      Fund
                               -----     ----------   ----------    -------   -------------   -----     ------
          ASSETS
          ------
Investments:

Investments, at market          $775,916                           $1,089,992   $1,636,295   $271,825   $304,800
Investments, at contract
 value                                     $376,592   $2,702,471
Participant loans
                                --------   --------   ----------   ----------   ----------   --------   --------
    Total investments            775,916    376,592    2,702,471    1,089,992    1,636,295    271,825    304,800
                                --------   --------   ----------   ----------   ----------   --------   --------
Receivables:

Employer contributions             7,478      2,384        7,426        5,472        8,712      5,339      3,481
Participant contributions         15,363      6,970       22,869       14,578       25,985     17,855      8,378
                                --------   --------   ----------   ----------   ----------   --------   --------
    Total receivables             22,841      9,354       30,295       20,050       34,697     23,194     11,859
                                --------   --------   ----------   ----------   ----------   --------   --------

Cash                                          3,789
                                --------   --------   ----------   ----------   ----------   --------   --------
    Total assets                 798,757    389,735    2,732,766    1,110,042    1,670,992    295,019    316,659
                                --------   --------   ----------   ----------   ----------   --------   --------
          LIABILITIES
          -----------
Due to participants                                       22,830

Administrative fees payable                                2,960
                                --------   --------   ----------   ----------   ----------   --------   --------
        Total liabilities                                 25,790
                                --------   --------   ----------   ----------   ----------   --------   --------
        Net assets available
          for benefits          $798,757   $389,735   $2,706,976   $1,110,042   $1,670,992   $295,019   $316,659
                                ========   ========   ==========   ==========   ==========   ========   ========

                                      December 31, 1997
                                ------------------------------
                                 American
                                 Century              Total
                                  Fund     Loans     For Plan
                                --------   -----     --------
Investments:

Investments, at market          $32,432              $4,111,260
Investments, at contract
 value                                                3,079,063
Participant loans                         $258,762      258,762
                                -------   --------   ----------
    Total investments            32,432    258,762    7,449,085
                                -------   --------   ----------
Receivables:

Employer contributions              762                  41,054
Participant contributions         2,530                 114,528
                                -------              ----------
    Total receivables             3,292                 155,582
                                -------              ----------

Cash                                                      3,789
                                -------   --------   ----------
    Total assets                 35,724    258,762    7,608,456
                                -------   --------   ----------
          LIABILITIES
          -----------
Due to participants                                      22,830

Administrative fees payable                               2,960
                                -------   --------   ----------
        Total liabilities                                25,790
                                -------   --------   ----------
        Net assets available
          for benefits          $35,724   $258,762   $7,582,666
                                =======   ========   ==========


                               ATGI 401(k) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               December 31, 1998



NOTE 5 - CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


         Changes in net assets available for benefits for the year ended December 31, 1998 consists of the following:

                                                               For the Year Ended December 31, 1998
                                  ---------------------------------------------------------------------------------------
                                                                          CIGNA
                                               CIGNA          CIGNA       Stock
                                  ATGI       Guaranteed     Guaranteed    Market           Growth                   PBHG
                                  Stock      Short-Term     Long-Term     Index        Opportunities     Janus     Growth
                                  Fund        Account        Account      Account         Account         Fund      Fund
                                  -----      ----------     ----------    -------      -------------     -----     ------
Additions to net assets
  attributed to:
Participant and employer
  contributions                 $ 232,410      $ 87,042     $ 232,767    $ 278,449        $ 423,843    $244,277    $103,791
Interest and dividend income        1,974        15,051       157,447        6,098            3,062       8,001       4,665
Transfers among funds              18,070        (9,687)      137,097      (83,015)         (69,457)     16,517        (175)
                                ---------      --------    ----------   ----------       ----------   --------     --------
        Total additions           252,454        92,406       527,311      201,532          357,448     268,795     108,281
                                ---------      --------    ----------   ----------       ----------   --------     --------
Deductions from net
  assets attributed to:

Benefit payments                  151,325        88,589       320,775      150,178          477,355      66,104      24,806
Commissions and fees paid by
  participants                     17,682           481         4,284        3,241            1,781       1,461         244
Administrative expenses                                        33,914
Loans issued                       (3,269)       14,832        83,734       22,722            9,071     (19,084)    (14,577)
                                ---------      --------    ----------   ----------       ----------   --------     --------
        Total deductions          165,738       103,902       442,707      176,141          488,207      48,481      10,473
                                ---------      --------    ----------   ----------       ----------   --------     --------
Net realized and unrealized
  appreciation (depreciation)
  in fair value of investments   (503,659)                                 293,858          368,217    144,784        9,385
    Increase (decrease)
     in net assets               (416,943)      (11,496)       84,604      319,249          237,458    365,098      107,193

Net assets available
  for benefits:

Beginning of year                 798,757       389,735     2,706,976    1,110,042        1,670,992    295,019      316,659
                                ---------      --------    ----------   ----------       ----------   --------     --------
End of year                     $ 381,814      $378,239    $2,791,580   $1,429,291       $1,908,450   $660,117     $423,852
                                ---------      --------    ----------   ----------       ----------   --------     --------

                                               For the Year
                                            December 31, 1998
                                       ------------------------------
                                       American
                                        Century                Total
                                         Fund       Loans     For Plan
                                       --------     -----      --------
Additions to net assets
  attributed to:

Participant and employer
  contributions                         $ 58,018                $1,660,597
Interest and dividend income                  61                   196,359
Transfers among funds                     (9,350)
                                        --------                ----------
        Total additions                   48,729                 1,856,956
                                        --------                ----------
Deductions from net
  assets attributed to:

Benefit payments                          11,935    $ 52,711     1,343,778
Commissions and fees paid by
  participants                               141                    29,315
Administrative expenses                                             33,914
Loans issued                                (426)    (93,003)
                                        --------    --------    ----------
        Total deductions                  11,650     (40,292)    1,407,007
                                        --------    --------    ----------

Net realized and unrealized
appreciation (depreciation)
in fair value of investments              (7,075)                  305,510
                                        --------    --------    ----------
    Increase (decrease)
     in net assets                        30,004     40,292        755,459
                                        --------    --------    ----------
Net assets available
  for benefits:

Beginning of year                         35,724    258,762      7,582,666
                                        --------   --------     ----------
End of year                             $ 65,728   $299,054     $8,338,125
                                        ========   ========     ==========

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998




NOTE 6 - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

    The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500 for the years ended December 31, 1998 and 1997:


                                           1998        1997
                                           ----        ----
Net assets available for benefits
  per the financial statements          $8,338,125    $7,582,666
Amounts allocated to withdrawing
  participants                             (43,170)      (34,431)
                                         ----------    ----------
    Net assets available for benefits
     per the Form 5500                  $8,294,955    $7,548,235
                                        ==========    ==========


    The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for December 31, 1998:


Benefits paid to participants
  per the financial statements                $1,343,778
Add:  Amounts allocated to withdrawing
  participants at December 31, 1998               43,170
Less:  Amounts allocated to withdrawing
  participants at December 31, 1997              (34,431)
                                              ----------
    Benefits paid to participants
     per the Form 5500                        $1,352,517
                                              ==========


    Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1998 and 1997, but not yet paid as of that date.

NOTE 7 - EXCESS DEFERRALS DUE TO PARTICIPANTS

    The Tax Reform Act of 1986 provides that plans such as the ATGI 401(k) Plan cannot discriminate in favor of highly compensated individuals. As a result, for the Plan year ended October 31, 1997, certain highly compensated individuals received refunds of contributions in excess of Internal Revenue Code 401(k) limits and all earnings attributable to such contributions. Excess deferrals of $22,830 for the year ended October 31, 1997 are reflected as "due to participants" on the statement of net assets available for benefits at December 31, 1997. There were no excess deferrals for the two-month period ending December 31, 1997 or for the year ended December 31, 1998.

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998


NOTE 8 - CONTRACT WITH INSURANCE COMPANY

    The Plan holds a deposit administration contract with CIGNA. The Guaranteed Long-Term (GLT) Account and the Guaranteed Short-Term (GST) Account are unallocated funds. The GLT Account maintains a variable annualized rate, which was 5.65 percent at December 31, 1998 and 1997. The GST Account maintains a variable monthly rate, which was 3.50 percent and 4.05 percent annualized at December 31, 1998 and 1997, respectively.

NOTE 9 - PLAN AMENDMENT

    The Plan was amended effective January 1, 1998 to change the Plan year-end from October 31 to December 31. In accordance with the Plan document, the short plan year ended December 31, 1997 was considered a full year for vesting purposes. Any employee that was employed on December 31, 1997, and was not fully vested on that date, automatically experienced a 20 percent increase in vesting for the short plan year period.

NOTE 10 - PARTIAL TERMINATION

    The Company experienced a 26 percent reduction in eligible participants due to involuntary terminations during the plan year ended December 31, 1998. Pursuant to the Internal Revenue Code Section 411(d)(3), the affected participants become 100 percent vested in their account balances.

                                                            SCHEDULE I



                                ATGI 401(K) PLAN
           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1998
                                EIN # 76-0079338
                                   PLAN #001


    (A)               (B)                        (C)                   (D)           (E)
 PARTY IN           IDENTITY                 DESCRIPTION                           CURRENT
 INTEREST           OF ISSUE                OF INVESTMENT              COST         VALUE
-----------   -------------------    --------------------------    ----------    ----------
   *          Alpha Technologies
                Group, Inc.          ATGI Stock Fund               $1,072,948    $  380,331

   *          Connecticut General
                Life Insurance
                Company (A CIGNA
                company) Accounts    Guaranteed Short-Term
                                       Account                        371,761       371,761
                                     Guaranteed Long-Term
                                       Account                      2,770,898     2,770,898
                                     Stock Market Index Account       909,548     1,405,743
                                     Growth Opportunities
                                       Account                      1,240,503     1,881,658
                                     Janus Fund                       489,234       642,302
                                     PBHG Growth Fund                 407,289       416,604
                                     American Century Fund             53,879        47,458
              Participant            Prime plus 1% participant
                Loans                  loans                                0       299,054

                                                            SCHEDULE II
                                                            -----------


                                ATGI 401(K) PLAN
                 LINE 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                EIN # 76-0079338
                                   PLAN #001



                                                                                                (H)
                                                                                              CURRENT
    (A)                                                                             (G)      VALUE OF
    IDENTITY                         (B)                    (C)         (D)        COST      ASSETS ON       (I)
    OF PARTY                     DESCRIPTION              PURCHASE    SELLING       OF      TRANSACTION    NET GAIN
    INVOLVED                      OF ASSETS                PRICE       PRICE       ASSET       DATE        OR (LOSS)
---------------                  -----------              --------    -------      -----    -----------    --------
Alpha Technologies
  Group, Inc.                   ATGI Stock Fund           $333,839           -    $333,839     $333,839           -
                                ATGI Stock Fund                  -    $221,285     319,313      221,285    $(98,028)
Connecticut
  General Life
  Insurance
  Company (A
  CIGNA company)
  accounts                      Guaranteed Long-Term
                                  Account                  608,859           -     608,859      608,859           -
                                Guaranteed Long-Term
                                  Account                        -     694,485     694,485      694,485           -
                                Stock Market Index
                                  Account                  326,684           -     326,684      326,684           -
                                Stock Market Index
                                  Account                        -     307,817     218,973      307,817      88,844
                                Growth Opportunities
                                  Account                  488,260           -     488,260      488,260           -
                                Growth Opportunities
                                  Account                        -     614,044     443,741      614,044     170,303
                                Janus Fund                330,371            -     330,371      330,371           -
                                Janus Fund                      -      104,678      95,264      104,678       9,414


                                 EXHIBIT INDEX



                                                               Sequentially
Exhibit                                                          Numbered
 Number         Description of Exhibit                             Page
-------         ----------------------                          -----------

   1        Consent of Melton & Melton, L.L.P.

                                                                       Exhibit 1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 11-K, into the Company's Form S-8 Registration Statements filed on January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No. 33-17359); March 17, 1988 (Reg. No. 33-20706); June
30, 1989 (Reg. No. 33-29636); June 23, 1992 (Reg. No. 33-48663); and April 30,
1996 (Reg. No. 333-03001); and S-3 Registration Statement filed on August 16, 1996 (Reg. No. 333-10311).



Houston, Texas
April 30, 1999                                   /s/ Melton & Melton, L.L.P.